UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Genenta Science S.p.A.

(Exact Name of Registrant as specified in its charter)

Republic of Italy	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Via Olgettina No. 58 Milan, Italy	20132
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares (“ADSs”), each representing one ordinary share	The Nasdaq Stock Market, LLC

Ordinary shares, with no par value per share*	The Nasdaq Stock Market, LLC*

* Not for trading, but only in connection with the listing of the ADSs on the Nasdaq Capital Market. The ADSs represent the right to receive the ordinary shares and are being registered under the Securities Act of 1933, as amended pursuant to a separate Registration Statement on Form F-6. Accordingly, the ADSs are exempt from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement number or Regulation A offering statement number to which this form relates: 333-260923 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities being registered pursuant to this Form 8-A will be contained in a prospectus that forms a part of the registrant’s Registration Statement on Form F-1 (Registration No. 333-260923, the “Registration Statement”) and is incorporated by reference into this Form 8-A. Any form of prospectus or prospectus supplement subsequently filed pursuant to the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder relating to the Registration Statement that includes such descriptions are also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed with this Form 8-A because no other securities of the registrant are registered on The Nasdaq Stock Market LLC and the securities registered pursuant to this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GENENTA SCIENCE S.P.A.

Date: December 1, 2021	By:	/s/ Richard Slansky
	Name:	Richard Slansky
	Title:	Chief Financial Officer

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